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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 21, 1999


                          Commission File No. 000-24409

                     INTERNATIONAL INTEGRATION INCORPORATED
             (Exact name of registrant as specified in its charter)

              Delaware                                 04-3169145
   (State or other jurisdiction of       (I.R.S. Employer Identification No.)
    incorporation or organization)

            101 Main Street                               02142
        Cambridge, Massachusetts                        (Zip Code)
(Address of principal executive offices)


       Registrant's telephone number, including area code: (617) 250-2500





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Item 5.   OTHER EVENTS.

On May 25, 1999, International Integration Incorporated ("i-Cube" or the "Company") acquired all of the outstanding common stock of Tomorrow's Technology Today, Inc., ("T3") in exchange for 89,640 shares of i-Cube common stock. On June 21, 1999, the Company acquired all of the outstanding common stock of Reportsent, Ltd. and its majority-owned subsidiary Conduit Communications Ltd., (collectively, "Conduit") in exchange for approximately 2.4 million shares of i-Cube common stock.

The supplemental consolidated financial statements filed herewith have been prepared accounting for the above acquisitions using the pooling of interests method of accounting. Upon publication, these supplemental consolidated financial statements will become the historical financial statements of the Company.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER     TITLE
--------------     -----

Exhibit 23.1       Consent of Independent Accountants

Exhibit 99.1 Supplemental Consolidated Financial Statements of International Integration, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, and Report of Independent Accountants thereon (Previously filed on Form 10-K on March 31, 1999)

Exhibit 99.2 Management's Discussion and Analysis of Supplemental Financial Condition and Results of Operations
                   (Previously filed on Form 10-K on March 31, 1999)

Exhibit 99.3 Selected Supplemental Consolidated Financial Data (Previously filed on Form 10-K on March 31, 1999)

Exhibit 99.4 Supplemental Consolidated Interim Financial Statements of International Integration, Inc. as of March 31, 1999 and December 31, 1998 and for the three month periods ended March 31, 1999 and March 31, 1998 (Previously filed on Form 10-Q on May 17, 1999)

Exhibit 99.5 Management's Discussion and Analysis of Supplemental Financial Condition and Results of Operations
                   (Previously filed on Form 10-Q on May 17, 1999)







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 10, 1999

INTERNATIONAL INTEGRATION INCORPORATED

                                By: /s/ Lawrence P. Begley
                                    -----------------------------
                                Lawrence P. Begley
                                Executive Vice President
                                & Chief Financial Officer
                                (Principal Financial Officer)









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